UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2013

Oxygen Biotherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34600	26-2593535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE Copley Parkway, Suite 490
Morrisville, NC 27560
(Address of principal executive offices) (Zip Code)

919-855-2100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On October 21, 2013, Oxygen Biotherapeutics, Inc. (the “Company”), Life Newco, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Acquisition Sub”), Phyxius Pharma, Inc., a Delaware corporation (“Phyxius”), and the stockholders of Phyxius (the “Phyxius Stockholders”), entered into an Asset Purchase Agreement (the “Purchase Agreement”).  Under the Purchase Agreement, the Acquisition Sub agreed to acquire (the “Proposed Acquisition”) certain assets relating to Phyxius’ license from Finland-based Orion Corporation, a global healthcare company, to certain levosimendan product rights in North America focused on preventing and treating cardiac surgery patients at risk of developing low cardiac output syndrome, in consideration for shares of the Company’s common stock (“Common Stock”) and shares of the Company’s to-be-created Series E convertible preferred stock (“Preferred Stock”).  The shares of Common Stock and Preferred Stock issued pursuant to the Purchase Agreement are referred to herein as the Consideration and are valued at approximately $4.8 million as of October 18, 2013, based on the Company issuing Common Stock and Preferred Stock convertible into shares of Common Stock totaling an aggregate of 3.4 million shares of its Common Stock.  A portion of the Consideration consisting of shares of Preferred Stock equal to 15% of the Consideration are to be held in escrow as security for post-closing indemnification obligations of Phyxius and the Phyxius Stockholders.

The closing of the Proposed Acquisition is expected to occur during the third quarter of the Company’s fiscal year.  Approval of the Company’s stockholders is not required and will not be sought for the consummation of the Proposed Acquisition; however, following the closing, the Company intends to seek stockholder approval for the issuance of the securities constituting the Consideration in excess of 20% of the Company’s outstanding common stock (the “Stockholder Approval”).

The Purchase Agreement includes customary representations, warranties and covenants by the parties.  In connection with the closing of the Proposed Acquisition, certain employees of Phyxius will enter into employment agreements and/or non-competition agreements with the Company.  If the Proposed Acquisition is consummated, Phyxius’ co-founder and Chief Executive Officer, John Kelley, one of the Phyxius Stockholders, will become the Company’s Chief Executive Officer and two other Company Stockholders will become employees of the Company.  Michael Jebsen, the Company’s current Interim Chief Executive Officer and Chief Financial Officer, will remain serving as the Company’s Chief Financial Officer.  In addition, following closing of the Proposed Acquisition, one director designated by the Phyxius Stockholders will be appointed to the Company’s Board of Directors, while another designee will be appointed to the Board of Directors following receipt of the Stockholder Approval.

The rights, preferences and privileges of the Preferred Stock are set forth in a form of Certificate of Designation of Series E Convertible Preferred Stock (the “Certificate of Designation”) that the Company expects to file with the Secretary of State of the State of Delaware prior to closing of the Proposed Acquisition.  The Preferred Stock will automatically convert into shares of Common Stock following receipt of the Stockholder Approval.  Approximately 11% of the shares of converted Common Stock will vest immediately upon receipt of the Stockholder Approval, while the remainder will vest upon achievement of certain performance milestones related to the development and commercialization of levosimendan product in North America.   In addition, all vesting on unvested converted Common Stock will accelerate if certain change of control transactions or significant equity financings occur within 24 months of the closing of the Proposed Acquisition.  The number of shares of Common Stock into which the Preferred Stock converts is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions.  The Preferred Stock does not carry dividends or a liquidation preference.  The Preferred Stock will carry voting rights aggregating 4.99% of the Company’s Common Stock voting power immediately prior to the closing of the Proposed Transaction.

Pursuant to the Purchase Agreement, the Company has agreed to propose that its stockholders approve an amendment to the Company’s 1999 Stock Plan to increase the amount of stock options authorized for issuance under the 1999 Stock Plan to not less than 4,000,000 shares of Common Stock (the “Proposed Plan Amendment”).  Following stockholder approval of the Proposed Plan Amendment, the Company has also agreed to award stock options to Mr. Kelley, two other new officers of the Company and Michael Jebsen, the current interim Chief Executive Officer and Chief Financial Officer.  The awards of stock options to Mr. Kelley and the two other new officers of the Company will be pursuant to an employment agreement and offer letters, respectively.

    The Common Stock and Preferred Stock to be issued as the Consideration will be issued and sold without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.  Accordingly, the Phyxius Stockholders may sell the shares of Common Stock and Preferred Stock only pursuant to an effective registration statement under the Securities Act covering the resale of those securities, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

               On October 21, 2013, the Company issued a press release (the “Press Release”) regarding the entry into the Purchase Agreement described above.

The Purchase Agreement, form of Certificate of Designation, and Press Release are filed as Exhibits 10.1, 4.1 and 99.1, respectively, to this Current Report on Form 8-K.  The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents attached hereto, which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
Exhibit 2.1	Asset Purchase Agreement by and between Oxygen Biotherapeutics, Inc., Life Newco, Inc., Phyxius Pharma, Inc., and the stockholders of Phyxius Pharma, Inc. dated October 21, 2013.
Exhibit 4.1	Form of Certificate of Designation of Series E Convertible Preferred Stock.
Exhibit 99.1	Press Release dated October 21, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2013	Oxygen Biotherapeutics, Inc.

	By:	/s/ Michael B. Jebsen
Michael B. Jebsen
Chief Financial Officer and Interim Chief Executive Officer

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
Exhibit 2.1	Asset Purchase Agreement by and between Oxygen Biotherapeutics, Inc., Life Newco, Inc., Phyxius Pharma, Inc., and the stockholders of Phyxius Pharma, Inc. dated October 21, 2013.
Exhibit 4.1	Form of Certificate of Designation of Series E Convertible Preferred Stock.
Exhibit 99.1	Press Release dated October 21, 2013.